EXHIBIT "B"


          MINUTES OF FIRST MEETING OF SOLE INCORPORATOR
                  AND INITIAL BOARD OF DIRECTORS
                                OF
               INNOVATIVE TECHNOLOGY SYSTEMS, INC.


     The First Meeting of the Sole Incorporator and Initial Board of Directors of Innovative Technology Systems, Inc. was held on the 12th day of November, 1992, at the office of the corporation, beginning at 11:00 A.M.

     Present at the meeting was the following:

     John Bylsma

constituting the Sole Incorporator and the initial members of the Board of Directors named in the Articles of Incorporation.

John Bylsma presided as Chairman and acted as Secretary of the meeting. The Chairman called this Organizational Meeting to order and stated that the purposes of the meeting were:

     1.   Organize the Corporation;

     2.   Adopt By-Laws, corporate seal and certificate;

     3.   Elect officers;

     4.   Issue stock; and

     5.   Establish banking accounts.

     The Chairman called the meeting to order and stated that a quorum of Directors was present for the conduct of the business before the meeting. The Secretary thereupon presented and read the Waiver of Notice to the Meeting duly signed by the sole Director, which was ordered to be made a part of the minutes of this meeting.


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     The Chairman then reported that the Articles of Incorporation were filed in the office of the Secretary of State on the 12th day of November, 1992, and ordered that a copy of the Articles of Incorporation be inserted in the minute book as part of the records of the meeting.

     The Chairman then read the proposed Bylaws for the conduct and regulation of the business and affairs of the corporation as prepared by the law firm of DeSantis, Cook & Gaskill, counsel for the corporation.

     The following persons were elected as Directors of the corporation, to hold office until the first annual meeting of the stockholders, or until their respective successors are elected and qualified:

     John Bylsma

John Bylsma was nominated for elected to the positions of President and Secretary.

     The Chairman reported that the Incorporator had made arrangements with the law firm of DeSantis, Cook & Gaskill, P.A., for their services in organizing the Corporation, and agree d to pay the fee of $500.00 (Five Hundred Dollars) therefore, in addition to the expense disbursements in connection with the formation of the Corporation, and to retain them for their additional services, as required by the Corporation, and to pay for such services at prevailing professional rates.

     The following motions were made:

     Upon motion duly made, seconded and carried, the Bond of the Treasurers was fixed at none.

     Upon motion duly made, seconded and carried, the Secretary be and hereby is authorized to open a bank account on behalf of the corporation and to deposit therein all funds of the Corporation. All drafts, checks, and notes of the Corporation, payable on said account shall be signed by John Bylsma.

     Upon motion duly made, seconded and carried, the President is hereby authorized to designate the principal office of the corporation in the State of Florida as the office for service of process upon the corporation, and to designate such agent for service of process as the President may deem advisable and to file with the Secretary of State the appropriate certificate designating the office and agent for service of process.

     Upon motion duly made, seconded and carried, the Board adopted the proposed Bylaws which were presented and read by the Chairman, a copy of which is attached hereto and made a part hereof for all purposes.


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     Upon motion duly made, seconded
     and carried, the seal now
     presented at this meeting, an
     impression is directed to be
     made in the margin of the
     minute book, be hereby adopted
     as the seal of the corporation.

     Upon motion duly made, seconded and carried, the share and transfer book now presented at this meeting hereby be adopted as the share and transfer book of the corporation.

     Upon motion duly made, seconded and carried, the Secretary is hereby authorized to issue certificates for shares in the form as submitted to this meeting and appended to the minutes of this meeting.

     Upon motion duly made, seconded and carried, the retainer of counsel and the agreement as to payment of their fees were ratified, and the Secretary was directed to pay same.

     Upon motion duly made, seconded and carried, the Secretary of the corporation is authorized to issue a certificate for 5,425,000 shares to John Bylsma for the total consideration of $1,000.00, consisting of money paid, labor done and necessary to the Corporation, or property actually received and valued in the judgment of the Board of Directors as set forth above; and

     IT WAS FURTHER RESOLVED, that each certificate so issued, and all other certificates that may be issued in the future comply with the following:

     (1) Each shall be a transfer restriction satisfactory to counsel for the corporation.

     (2) The stock certificate book have affixed thereto the applicable documentary tax stamps as required by Florida law.

     The following resolutions were adopted:

     RESOLVED, that the following person shall serve as Directors of the Corporation:

     John Bylsma

     FURTHER RESOLVED, that John Bylsma shall serve as President and Secretary of the Corporation.

     FURTHER RESOLVED, that the Secretary be and hereby is authorized to open a bank account on behalf of the corporation.


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     FURTHER RESOLVED, that the President is hereby authorized
     to designate the principal office of the corporation in the State of Florida as the office for service of process upon the corporation, and to designate such agent for service of process upon the corporation as the President may deem advisable and to file with the Secretary of State the appropriate certificate designating the office and agent for service of process.

     FURTHER RESOLVED, that the proposed Bylaws which were presented and read by the Chairman, a copy of which is attached hereto and made a part hereof for all purposes.

     FURTHER RESOLVED, that the seal now presented at this meeting, an impression is directed to be made in the margin of the minute book, be hereby adopted as the seal of the corporation.

     FURTHER RESOLVED, that the share and transfer book now presented at this meeting hereby be adopted as the share and transfer book of the corporation.

     FURTHER RESOLVED, that the Secretary is hereby authorized to issue certificates for shares in the form as submitted to this meeting and appended to the minutes of this meeting.

     FURTHER RESOLVED, that the Secretary is hereby authorized to issue a certificate for 5,425,000 shares to John
     Bylsma for the total consideration of $1,000.00.

     Counsel for the Corporation then pointed out that it was necessary to operate the Corporation in accordance with the applicable state and federal laws, particularly with regard to withholding and unemployment taxes, workman's compensation, occupational and regulatory licenses, and state and federal security laws and regulations. He advised the officers to obtain further information and instruction from the Internal Revenue Service, State Revenue Department, and Workman's Compensation Department. Counsel reminded the Board that his form had not given any advise whatsoever concerning issuance of the stock of the Corporation so as to comply with either Florida or federal security laws and regulations, and that special counsel must be retained for such purpose.


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     There being no further business before the meeting, it was, upon motion duly made, seconded and carried, duly adjourned.


/s/John Bylsma
John Bylsma
Chairman of the Meeting



/s/John Bylsma
John Bylsma
Secretary of the Meeting



     I, John Bylsma, elected secretary of Innovative Technology
Systems, Inc., do hereby certify the above to be a true and correct copy of the minutes of the First Meeting of the Sole Incorporator and Initial Board of Directors on November 12, 1992.



/s/John Bylsma
John Bylsma, Secretary